SECOND AMENDMENT TO

MEMBERSHIP INTEREST AND SHARE EXCHANGE AGREEMENT

THIS SECOND AMENDMENT TO MEMBERSHIP INTEREST AND SHARE EXCHANGE AGREEMENT (this “Amendment”) is made as of May 8, 2012 (the “Effective Date”), by and between GREEN GLOBAL INVESTMENTS, INC., a Florida corporation (“GGI”), ALLEN TAT YAN HUIE (“Huie”), THE ALLEN HUIE FAMILY TRUST (“Huie Trust”), COMMERCENTERS, LLC, a Florida limited liability company (“Comcen”) and the individuals and entities listed on Exhibit “A” attached hereto (each individually a “Member” and together the “Members”).

WHEREAS, the parties hereto entered into that certain Membership Interest and Share Exchange Agreement dated as of March 5, 2012 as amended by that certain First Amendment to Share Exchange Agreement dated as of March 5, 2012 (together, the “Agreement”); and

WHEREAS, the Agreement contained a scrivener’s error on Exhibit “D” attached thereto reciting the number of Shares (as defined in the Agreement) owned by “Huie” and “All Other Shareholders Together” (the “Error”); and

WHEREAS, the parties desire to enter into this Amendment to correct the Error;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Correction of Error.  Notwithstanding anything to the contrary in the Agreement, Exhibit “D” is hereby amended and restated in its entirety as follows:

Exhibit “D”

GGI Post-Closing Ownership Structure of GGI

Shareholders	Number of Shares Owned	Percentage of Shares Owned
R&S Fields Limited Partnership	2,126,170	4.2433%
George D. Livingston	4,252,340	8.4867%
Richard A. Asta	1,974,593	3.9408%
G. Richard Hostetter	1,974,593	3.9408%
Donald A. Mitchell	4,252,340	8.4867%
Geoff Hampson	2,126,170	4.2433%
Harvey Rothstein and Maria Rothstein Tenants by the Entireties	3,543,207	7.0713%
MAP Enterprises, Inc.	3,543,207	7.0713%
Jonathan Rothstein	787,380	1.5715%
Allen Tat Yan Huie	21,794,800	43.4971%
All Other Shareholders Together	3,731,530	7.4472%
Total	50,106,330	100%

2.

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and to each of their permitted successors and assigns.

3.

Severability.  In the event that any one or more provisions of this Amendment shall for any reason be held to be invalid, illegal or unenforceable, any such invalid, illegal or unenforceable provision shall be treated as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability, and shall be enforced as so modified.  If no feasible modification shall save such provision, it will be severed from the remainder of this Amendment, as appropriate.  The remaining provisions of this Amendment t shall be unimpaired, and remain in full force and effect.

4.

Headings.  The headings in this Amendment are for the purpose of convenience only.  They are not intended to be a material part of this Amendment, and in the event of any conflict between the heading and the text, the text shall govern.

5.

Governing Law.  This Amendment shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its conflicts of law provisions.  The parties agree to, and do hereby, submit to the exclusive jurisdiction of the state or federal courts of competent jurisdiction sitting in the State of Florida to hear and resolve disputes arising out of, or related to this Amendment, and agree that the exclusive venue for all such actions shall be in Orange County, Florida.

6.

Entire Agreement.  This Amendment, together with the Agreement, contains the entire agreement between the parties as to the subject matter hereof.  This Amendment, together with the Agreement, supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof.  This Amendment may not be modified or amended except in a writing signed by an authorized representative of each party.

7.

Waiver.  The failure of any party to enforce at any time any of the provisions of this Amendment, or to require at any time performance of any of the provisions hereof, shall in no way affect the full right to require such performance at any time thereafter.  No waiver shall be deemed a waiver of any other breach, or any other term or condition hereof.

8.

Counterparts; Electronic Signatures.  This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Signatures to this Amendment may be exchanged by electronic means and shall have the same legal effect as the exchange of original signatures.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

GGI:		COMCEN:

GREEN GLOBAL INVESTMENTS, INC.,		COMMERCENTERS, LLC, a Florida
a Florida corporation		limited liability company

By:	/s/Allen Tat Yan Huie	By:	/s/George D. Livingston
	Allen Huie, Chairman		George D. Livingston, Chairman, Board of Managers

HUIE	HUIE TRUST:

/s/Allen Tat Yan Huie	/s/Julie Yim G. Moy
ALLEN TAT YAN HUIE	THE ALLEN HUIE FAMILY TRUST, Julie Yim G. Moy, Trustee

MEMBERS:

R&S FIELDS LIMITED PARTNERSHIP		AWAKE, LLC

By:	/s/Randolph H. Fields	By:	/s/Harvey Rothstein
	Randolph H. Fields, Manager		Harvey Rothstein

/s/George D. Livingston	/s/Richard A. Asta
GEORGE D. LIVINGSTON	RICHARD A. ASTA

/s/G. Richard Hostetter	/s/Donald A. Mitchell
G. RICHARD HOSTETTER	DONALD A. MITCHELL

/s/Geoff Hampson
GEOFF HAMPSON